EXHIBIT 10.14

SPD BANK

Working Capital Loan Contract
No. 70062010280026

Working capital loan contract

Borrower： Wuhan Kingold Jewelry Co., Ltd. __

Lender：SPD BANK WUHAN BRANCH

View:
 cash flow needs for the borrower, the lender raised liquidity to the loan application: After review, the lender agrees to the terms of the contracts and loans. In order to clarify the rights and obligations of both parties are under the relevant PRC laws and regulations, laws and regulations, agreed by both parties. Conclude this contract to bring about compliance.
Colleagues recognized the borrower with the lender following the primary terms

This contract between the borrower and the loan of the loan documents signed by the independent

PART  I:  Commercial terms

Types of loans :	@ Short-term liquidity loans

@ Long-term working capital loans

2. The loan amount under the contract for the _RMB__( currency )_9million_ RMB (Traditional)
3.Under this contract for the specific purpose loans :__Capital turnover and gold purchasing.
4. Borrowings under this contract period: from the first time from the date of one year(or 12 months). The actual withdrawal date and repayment to the lender, both for the IOU several people (borrowing certificate) recorded on the date. Final repayment date of the contract shall not exceed the borrowing period. Loan certificate is an integral part of this contract.

5. The interest rate for borrowing under the contract
(1) RMB interest rate:
Published by the People's Bank of China with the same period the benchmark lending interest rate of floating 5% grade, that is signed
This contract is identified as 5.5755% per annum

(2) borrowing means interest settlement
Quarterly interest settlement, the more interest settlement date lonely twenty (20) days

(3) The interest rate adjustment under a contract of RMB way: If the alignment of the People's Bank of China benchmark lending rate, the time of the benchmark interest rate loans loans day using the People's Bank of China, with the level of the benchmark lending rate over the same period: loans under this contract After the event the borrower paid during the base central bank to adjust interest rates, then: the interest rate is not adjusted.
6. Penalty Rate under this agreement:
1) The penalty rate of overdue is the loan interest at the date of overdue plus ()%.
2) Diverting the loan money in other ways which is not the way described in the agreement, then the penalty rate is the loan interest at the date of diverting the loan money plus ()%.

7. With withdrawals under the loan from  May 11th of  2010 to   June 11th of 2010  months ended

8. Under the borrower's withdrawal plan is as follows:

NO.	Withdrawal period	Withdrawal Amount

1	May 11th of 2010	9million

2

3

4

5

9. Under the loan repayment plans are as follows:

1	May 10th of 2011	9million

2

3

4

5

10. Loan amount not less than RMB one Million (uppercase).
11. Account opening:
(1) the borrower in the lender at the opening of the general settlement of business is:
Bank :SPD BANK WUHAN BRANCH
Account Name : Wuhan Kingold Jewelry Co., Ltd.
Account : 70080154700001970

(2) the borrower in the capital return under the contract account are:

Bank : SPD BANK WUHAN BRANCH
Account Name : Wuhan Kingold Jewelry Co., Ltd.

Account：70080154700001970

12. Trustee to pay the lender: single payment amount exceeding (the amount of currency )__5million__
Borrowing funds to pay, the lender should be entrusted with payment.

13. Self-payment in the borrower, the borrower should be every _one__ month to borrow funds to pay the lender to submit summary reports.
14. Borrowers also agree to guarantee obligations under the contract of the guarantor and guarantee contracts include:
Mortgagor _ Wuhan Kingold Jewelry Co., Ltd " mortgage contract "number (ED7006200900000012-1.2,  ED7006200900000013)

15. Breach of contract processing.
     Penalty: the equivalent amount of 5%( loan capital)

16 contract __two_ copies of originals, of which_one_ copies of the borrower implementation, enforcement _one_ copies of the lender.

PART  II : General Conditions

Article  I : LOAN

Borrower irrevocably agree and acknowledge: the borrower under this contract at any time according to discretion of the lender of extraction: the borrowers receiving loans at the discretion of the date on a regular or ad hoc reviews to determine whether to give the borrower Any form of loans: Although this contract or any other document of any other provision, the lender will always have the right to require the borrower to immediately pay off all loans. Lenders have the right to terminate or suspend all or part of the loan, the borrower to cancel any further use of the loan, without notice to the Borrower to achieve.

2 The contract required under the loan agreement in accordance with the contract used for the purposes of borrowing, the borrower not to misappropriate, misuse of the loans for investment in fixed assets, equity and other investments, may not be used against the production, operation and use of, or other areas do not meet the working capital borrowing activities.

Article  II: Method of interest rate and interest-bearing borrowings

1. Unless otherwise agreed, the contract the lender under the loan interest loans from the date of the withdrawal amount and the actual number of days occupied by income. The number of days including the first day of occupancy, except the last day. Japanese interest rate = monthly interest rate / 30, the monthly interest rate = APR / 12.
2. The lender the right to a borrower (called the contract "expired", including the lender announced that the case of loans ahead of maturity) to meet the outstanding loan principal, from the late date, according to the contract Overdue interest rate according to the actual number of days past due past due interest, principal and interest until the borrower until the settlement.
3. The borrower fails to use the loan amount of the agreed purpose, the lender has full use of their default loan amount, from the date of breach of contract, misappropriation of contract by the penalty rates in accordance with the actual number of days of default penalty interest income, until principal and interest repayment until the borrower.
4. Several lenders who can not pay the interest on time (including regular interest, overdue penalty interest, misappropriation of penalty), since the expected date, a late penalty in accordance with the contract interest rate interest payment date of the contract terms recovery of profits, according to the actual number of days overdue.
5. Interest rate market or market paralysis
(1) loan payment under this contract, if the People's Bank of China to implement market-oriented interest rate policy of the RMB, the Borrower shall consult jade lender to determine the interest rate criteria, such as negotiations began in five bank business days after the agreement can not be views, the Borrower shall not agree on the date of the thirty-one days to pay off all bank business loan principal and interest. (For RMB)

(2) The payment under the contract of loan, if the relevant interest in the offer period at 11 o'clock (London time). Not a relevant bank to the London Interbank money market interest rate major banks to offer U.S. dollar deposits, the Borrower shall consult with the lender to determine the replacement rate: if after consultation opened 5 banking business days can not agree, then price can not agree on who should be the date of the thirty business days to pay off all bank loans principal and interest. (For foreign currency)

Article  III:    Withdrawal

1. Before the first withdrawal, the Borrower shall meet the following conditions, but no obligation to review the lender or the conditions of the authenticity of the following documents:
(1) In accordance with the time of the contract submission of withdrawal application has been completed "by the (credit) of the certificate" and other relevant documents;
(2) The guarantee of this contract and the corresponding contract (if any) have been signed and remains in force, the establishment of a security right has been effective;
(3) to the borrower current valid business license, articles of association, drawing on recent financial statements;
(4) to the Board of the Borrower or any other organization with the same effect to the borrowing resolution, the legal representative of the authorized representative of the power of attorney and legal representative, authorized representative sub-sample of the original;
(5) The borrower has been in accordance with the requirements of lenders lenders clearing account at the opening general account and the capital return and the two sides agreed to other accounts (if any);
(6) Borrower to perform its obligations under this contract, no breach of the contract time;
(7) the Lender from time to time other documents required or other conditions required by the lender.

1. In addition to the first withdrawal, but before each withdrawal, the Borrower shall meet the following conditions, but the lender has no obligation review the authenticity of the following documents or conditions;
(1) contract by the time and manner of withdrawal of the application submitted has been completed "by the (credit) of the certificate" and other relevant documents;
(2) the borrower travel obligations under this contract, no event of default under the contract;
(3) the lender is not required for other documents or other conditions required by lenders

2. Withdrawal
(1) The Borrower shall withdraw in accordance with this contract a one-time or phased withdrawal plan, and withdrawals at maturity in each of the three bank business days before the withdrawal procedures apply to the lender.
(2) borrowers need to postpone the withdrawal date of such change shall be due on the withdrawal of the three bank business days before the consent of the lender's consent, and pay the lender a result suffered loss (loss of interest = delay provided models of interest - interest on demand deposits over the same period)

(3) the borrower to cancel all or part of undrawn loans, should determine the withdrawal or the withdrawal of the termination of three bank business days before the application is made as loans, the lender agreed to before the cancellation, the borrower is recognized that failure to complete the withdrawal of the Ministry of funds provided, not to mention some of the borrower should pay the commitment fee.
(4) In determining the withdrawal date of the borrower or the withdrawal period, no date for withdrawal is not to defer the application procedures for the loan, the lender may notify the borrower within three banking business days for the relevant procedures; handled overdue, loans have all canceled undrawn loan.
(5) of this section of the agreement have been timely, as long as the loan has not yet issued, the loan is entitled to reject the borrower's withdrawal application and cancel the loan under this contract in whole or in part.

Article IV:  Account opening and management of

1. Borrower should have signed this contract is opened in the lender at settlement account and capital returns, general accounts, and the two sides agreed to open other accounts (if any). Borrower agrees that the lender the borrower's previous account of the implementation of monitoring.
2. A general settlement clearing account used to account for the borrower at loan application and loan funds to cover the release of funds, the funds in accordance with the demand deposit account rates.

3 confirm the borrower, capital returns based account of principal and interest under the contract of loan repayment is also transferred from the capital return accounts. Borrower Advanced revenue stream or flow of the borrower's total should be advanced into the capital to return accounts.

Borrowers that in each of the debt service under the contract within three days before the date of the borrower's capital account balance of funds withdrawn from circulation shall not be less than the date of the borrower the amount of debt service. The Borrower agrees that, in the debt within three days before the date of its loans to borrowers who have the right to the funds withdrawn from circulation would lead to capital account balance is less than the amount of current external debt service payments should be restricted acts or refusal, to ensure that capital returns of capital account balance of the current period should be sufficient to cover debt service.
Lenders account for all money withdrawn from circulation on the monitor, when the capital returns of the abnormal flow of funds, the lender has the right to cause the borrower to identify and take appropriate action.

Article V: Payment Supervision

1. The Borrower agrees that the lender the right to pay or entrusted by the lender and the borrower funded the loan funds were paid to manage and control the payment, to monitor the loan funds used for the purposes agreed in this Contract.

Trustee to pay the lender, the lender is based on the borrower's withdrawal application and payment of commission, loan funds will be paid by the borrower account the use consistent with the contract borrowers trading partners.

Borrowers to pay their own means the lender the borrower's withdrawal in accordance with set loan accounts distributed to the borrower after payment by the borrower to comply with the contract independently of the borrower uses the transaction object.

2. Borrower agrees that if the lender is the borrower jade newly established business relationship with credit the borrower's credit status at the general, or the single payment amount exceeds the amount of the loan contract funds to pay, or other circumstances determined by the lender, should be entrusted with the lender payment.

Payment by the lender trustee, the lender has advised the loan under the loan contract purposes, the audit borrowers pay an application listed in the payment of an object, whether the payment amount and other information with the appropriate contract and other evidence consistent with the morning examination and approval, lender will loan funds paid by the borrower to the borrower account transaction objects.

1. The borrower to the lender when the loan funds to apply for external payments, the lender should be submitted to comply with the requirements of evidence, including but not limited to:
(1) comply with the contract payment purposes use of documents;
(2) morning, and a true reflection of the contract obligation to pay the borrower a written document, signed a contract for the need to pay the costs, fees and charges should provide power sector policies and standards;
(3) the corresponding invoices or receipts, such as can not get paid at the same time, the Borrower shall pay promptly after payment of the corresponding invoice or receipt of money
(4) legal and valid proof of payment
(5) lenders and other documents required by the

2. Borrower shall within three working days before the proposed withdrawal to submit withdrawal applications for loans and make a payment by the lender or the borrower entrusted with self-payment. Confirm the borrower, the lender has reviewed all the relevant information whether borrowers meet the contract payment terms, and the appropriate method of payment the borrower has a right to decide.

3. Paid by the borrower own way, the borrower should be based on the contract, summary report regularly to the lender to pay self-funding situation of the borrower, the lender right through account analysis, evidence identification, field verification of the borrower, etc. whether people borrowing to pay for the agreed purpose and mode of payment agreement.
4. Borrower conformation, should be the lender of funds to pay for loans to pay costs arising from the exchange program, in place of the remittance fee, the lender is entitled to directly deduct the actual amount.
5. Generous and payment of the loan process, the borrower about the situation there, the lender the right to require the borrower to pay additional terms and conditions for withdrawal, or change the loan payments were to stop issuing and payment of loan funds:

(A) the drop in credit
(B) of the main business profitability is not strong
(C) Loan funds abnormal

Article VI: Repayment

1. Borrower shall repay the plan contract timely and full repayment of loan principal and interest costs very relevant, the Borrower hereby irrevocably authorized the lender the right to fire on the loan maturity date to meet the situation in their contract to open the loan account at the initiative of people deduct the amount of the above claims.
2. The borrower early repayment of loans, it should be expected to repay the bank prior to 10 business days written notice prior to the consent of the lender and the lender's written consent. Without the agreement prior written consent of the lender, the borrower still be in accordance with the terms and interest rate contract debt service on loans without the written consent of the borrower ahead of the return part, the lender will charge a one-time borrowers penalty.
The lender agreed to early repayment as a loan due in advance. In this case, the lender has the right to require the borrower to pay according to contract a certain penalty.
Early repayment of money should the borrower the actual number of days of interest, together with the return of the principal: early repayment of the principal amount of not less than the amount stipulated in the first part of the contract: the return of the principal, in accordance with the contract reverse the order of repayment plan loan principal is reduced

3. For a legitimate reason the borrower can not repay on time, and should be the repayment period of the contract the first 30 business days before the bank made loans to the lender extension application and prepare the necessary materials to handle the extension formalities, the guaranteed under the contract of loan, mortgage or pledge guarantee, it should be the guarantor, mortgagor, the quality of the book and agreed to furnish proof of whether the decision by the lender agree to extension, the borrower has not applied for renewal has not been approved by the lender, and its transferred from the due date of loans overdue loans.

Article VII:  Representations and Warranties

The borrower to the lender to make the following representations and warranties, representations and warranties made at the signing of this contract and the effective period of this contract remain in force.
1. Borrower system separate legal entity, with all the necessary legal capacity and can travel in its own name independently of the contractual obligations and civil liability.
2. The borrower will all sign this contract and have completed the signing of the contract and fulfill its obligations under this contract required the shareholders, board of directors or other authorized agencies of all authorization and approval. The provisions of this contract are the borrower's real intentions and the borrower is legally binding.
3. The execution and performance of this contract does not violate the borrower should follow the law, including the borrower shall comply with laws, regulations, local laws and regulations, judicial interpretations and so on.
4. The borrower to ensure that all of its issued financial statements (if any) comply with PRC law, statements give a true, complete, effective and accurate.
5. Borrower to sign and abide by the course of performance of this contract, the principles of honesty and trustworthiness to the lenders, including all of the guarantor of its own information, document information are really effective, accurate to complete.
6. The borrower to ensure the effective completion of this Contract and to the lawful discharge of the necessary filing and registration procedures and pay the associated costs.
7. In the business activities in strict compliance with the law, in strict accordance with the provisions of the borrower's business licenses or legally authorized to carry out the business of business scope, time and registration inspection procedures, production and operation of legal, with the ability to operate continuously, have a legitimate source of repayment.
8. Do not give up any claims due, unpaid or otherwise inappropriate not to dispose of existing main property.
9. Borrower Lender has disclosed it to know or should know, the decision on whether to grant the lender under the loan contract and the status of important facts.
10. Borrowers to ensure their credit in good condition, no major adverse record.
11. The borrower to ensure that there is no performance on the borrower's ability to cause or threaten to cause significant adverse effects of other conditions or events.

Article VIII:    Contract matters

Borrowers and lenders agree as follows:

1. The borrower to ensure that business according to law, in accordance with the purposes of the loan contract, not diverted for other purposes, the borrower shall provide the loan as required on a regular basis, including monthly and annual reports including financial and accounting information related to actively support the loans people use the borrower and the borrower to supervise operation, the lender can always check in various ways, monitoring the use of the borrower.
2. The borrower should be based on the contract, the application, "borrow (credit) of the certificate" provisions of the timing, amount, currency and interest rate to repay the loan principal and interest under the contract, the actual time for payment, amount, currency, interest rates should be "borrowed (credit) of the certificate," recorded in the norm.
3. The borrower to ensure that the event or will be issuing any guarantor of the status of the property sufficient to guarantee performance of obligations or materially and adversely affect the ability of the time, the borrower will be provided in a timely manner approved by the lender of the new guarantees.
4. Borrower commitment, the borrower without the prior written consent of the lender not to take the following actions:

(1) the sale, gift, lease, lend, transfer, mortgage, pledge, dispose of its major assets such as all or most.
(2) contracting, leasing, joint venture, foreign investment, joint-stock reform, property rights transfer, reduction, suspension, dissolution, bankruptcy, reorganization and other are likely to affect the behavior of borrowers repayment ability.
(3) amend the articles of association or other design documents, change the business scope.
(4) is sufficient for the third party to fulfill its financial position or its obligations under this contract material adverse effect on the ability of the guarantee.
(5) Other long-term debt prepayment.
(6) Signature of the borrower to fulfill the obligations under this contract have a material adverse impact ability to contractual agreements or commitments with the obligations of the impact.

  5 commitment to the borrower, when the following events occurs, the borrower will be the date of the incident immediately notify the lender. The incident occurred in five bank business days from the date of the relevant notice served on the original purchase price by:

(1) occurs on time, to a borrower in the contract, the representations and warranties made in a false, inaccurate or invalid.
(2) the borrower or its controlling shareholders, who control the world or its affiliates for the design litigation, arbitration or its assets were seized, sealed, frozen, or is taken to enforce the effectiveness of other measures with the same, or their legal representative, responsible person, director, or senior management to monitor involved in litigation, arbitration or other enforcement measures.

(3) the legal representative of the borrower or his authorized agent, responsible people, mainly financial officer, address, business name, office space and other items is changed.
(4) The application for restructuring other creditors, bankruptcy or revocation of the superior administrative unit.
(5) some other enough to affect adversely the borrower solvency issues.

1. The borrower to ensure repayment, subject to the normal order in which the priority of repayment of other loans, current and future caused not sign any loan under this contract for a contract or subordination agreement.

The Borrower shall repay as much as possible in the same currency and payment of loan principal and interest under this contract, the event of the borrower to repay the debt situation of the different currencies, the borrower should make their own, or authorize the lender to the funds in different currencies under this contract "deduct the agreed" in the way of convertible loans under the contract the cost of the currency return of the loss of principal and interest, the resulting costs borne by the borrower, guarantor funds in different currencies on behalf of the borrower to repay debt, from the guarantee contract "deduction agreement", the resulting costs borne by the borrower.

3. The guarantees under the contract in the face of a particular situation or change, the borrower should be in accordance with the lenders who provide loans Yes seeking timely approval of other security features of the particular situation or change include, but are not limited to, but the man stopped production, out of business, dissolution of the business operation for rectification, etc.

4. Loans to borrowers who have the right to footer site or off-site residual due diligence on the borrower's financial situation, financial status, loan funds, repayment of loans, etc. After the inspection, the borrower is obliged to actively cooperate with the lenders payment management, post-loan management and related checks.

5. Loans to borrowers who have the right to advance capital to return the situation back under the loan contract.

Article IX:  Retain or transfer agreement

1, the Borrower agrees, in connection with this Contract any borrowing related to the debt due and payable, the lender the right to directly deduct the borrower in the Shanghai Pudong Development Bank settlement accounts opened by the general and / or capital returns account The funds used to pay off the debt due and payable. General settlement account and / or capital returns of funds in the account not sufficient to repay debt, lenders have the right to deduct the borrower in the Shanghai Pudong Development Bank to open branches in any of the other funds in the account.

2, unless otherwise provided in the State have the right institutions, retain or transfer the proceeds of the settlement of debt in order to meet the order should first be used to pay off a borrower can not pay the cost, and then not pay for the satisfaction of the interest due, Finally, for the satisfaction of the principal amount due is not paid.

3, retain or transfer the proceeds with the settlement of the currency to be inconsistent, according to the following manner;

(1) If the loan in RMB, then was released by the lender deduct the applicable amount of the currency and deduct the purchase price of RMB are translated into RMB settlement, the settlement of loan principal and interest.

(2) If the borrowing currency for non-RMB currency is RMB deduct, retain or transfer directly by the lender for the loan currency was published and the offer price of RMB convertible currency to purchase foreign exchange converted into loans, the settlement of loans principal and interest.

(3) If the loan currency and deduct for the RMB and the currency are not inconsistent, the first was published in accordance with the lender deduct the applicable amount of the currency and deduct the purchase price of RMB are translated into RMB settlement after then be released in accordance with the loan lender currency and the selling price of RMB to purchase foreign exchange currency converted into loans, the repayment of principal and interest loan.

Article X:  Claims Proof

Lender's business operations according to their usual practice, to maintain its accounting books and the contract related to the operational activities involved in the accounts to show lender loan amount. Borrower acknowledges that this contract valid certificate to the borrower debt lender shall issue and record their own business accounting documents shall prevail.

Article XI:  And service of notice
1, sent to the other party to the contract notice shall be sent to the address specified in the contract signature page, until the other party notice in writing to change the address up. Just click this address to send, it is deemed served on the following dates: the case of letters, sent by registered according principal place of business after the seventh (7) banking days; if it is served on a special trip, for the recipients to sign date;
If fax or e-mail, fax or e-mail was the day. However, given or delivered to Lender all notices, demands or other communications shall be effective when received by the lender is deemed to have been delivered. And by fax or e-mail sent to the Lender all notices, requests should be made subsequently to the original (with official seal) to personally hand or mail to confirm the way the lender.

2, the Borrower agrees that any litigation filed its summons and notice, if sent to the page specified in the contract signed by the principal business address, shall be deemed to be served. Change the above address by giving notice of non-lender, the lender does not take effect.

Article  XII:  Force, change and disarmament

1, the contract is signed by both borrowers and lenders both sealed by the legal representative (responsible person) or his authorized agent after the entry into force of the signature or seal, to take all of this right under the contract after the termination of liquidation.
2, after the commencement of this contract, the contract either party may change or terminate the contract early. If need to change the contract or contact, shall be subject to mutual agreement of the contract, and reached a written agreement.

Article XIII: And handling an event of default

   1, an event of default
    One of the following circumstances shall constitute the Borrower's default on loans:
   (1) the borrower in the contract of any representations and warranties or in any contract made in accordance with the contract or notice, authorizations, approvals, consents, certificates and other documents made without right or a misleading, or has been proved to be incorrect or misleading, or prove to be expired or revoked, or no legal effect.
       (2) the borrower has violated the first part of this contract "other matters agreed by the parties" (if any) or the second part of Article VIII of any contract matters.
       (3) major cross-borrower event of default, including but not limited to the borrower any other violation of its loan contract signed, the agreement; or the borrower not paid their due and payable and other loans, signed contracts, agreements under debt.
       (4) the borrower's investors withdrawing funds or transfer of assets or the unauthorized transfer of shares.
       (5) Guarantor has or will provide the borrower no longer has the appropriate security capabilities, or in violation of its security documents signed.
       (6) the borrower ceased, production, suspended operations consolidation, restructuring, liquidation, receivership or trusteeship, dissolution, revocation or cancellation of business license or bankruptcy.
   (7) the borrower or guarantor deteriorating financial position, operating at a serious difficulty, or during their normal business, financial condition or adversely affect the solvency of the events or circumstances.
   (8) the Borrower or its controlling shareholders, actual controllers or their associates involved in significant litigation, arbitration or significant assets to be seized, seizure, freezing, enforcement or taken other measures to have the same effect, or their legal representatives person / person in charge, directors, supervisors or senior management involved in litigation, arbitration or other enforcement measures have led to the solvency of the borrower adversely affected.

  (9) failure to use the loan agreement, or fails to use the agreed way of borrowing funds.
  (10) loan application documents submitted by false information, is incorrect.
  (11) does not meet or exceed the financial indicators related to contract constraints.
  (12) general settlement accounts / capital returns, the flow of capital account abnormal.
  (13) the borrower has other breach of contract sufficient to prevent the normal performance of this contract acts, or other prejudice the legitimate interests of the lender.

Article  XIV:   Other terms

1, define
    (1) under the contract referred to "all claims" refers to the loan principal, interest, liquidated damages and claims arising for the realization of the various costs.
    (2) under the contract term "interest", including interest, penalty interest, compound interest.
    (3) under the contract term "Banking Day" means the domicile of the loan lenders who are usually open to the public business of business day, excluding Saturdays, Sundays (open for business due to holidays, except adjustment) or other statutory holidays.
    2, the applicable law
   This contract laws of the PRC (the date of this contract against Japan, in this does not include Hong Kong and Macao Special Administrative Region and Taiwan, the law), in accordance with its interpretation.
   3, the dispute settlement
   All disputes concerning this contract should be settled through friendly negotiation; consultation fails, the lender should the domicile of the people's court proceedings. During the dispute, the parties shall continue to fulfill the terms are not involved in the dispute.
   4 Miscellaneous
(1) matters not need to supplement this contract, both parties can agree, and recorded in the first part of this contract, written agreement can be reached, as the nearby contract. The Appendix (see the first part of this contract) is an integral part of this contract, and the body of this contract has the same legal effect.
(2) in the life of the contract, the lender against borrower default or other acts of any grace period or delay the action can not be damaged, affected or limited by law or lender as a creditor of the contract, shall enjoy all the rights or interests , nor as the lender of the borrower acts in violation of the contract authorized, but not as a lender to give up on the borrower's existing or future breach right to take action.
(3) invalidity of any provision of this contract does not affect the validity of other provisions of this contract. This contract is invalid for whatever reason, the borrower should bear the repayment of outstanding loan under this contract were the responsibility of all debts. If that happens, the lender the right to immediately terminate this contract. Immediately to the borrower may recover under the contract, all the debts owed by the borrower.
(4) The Lender may transfer this contract in whole or in part under the right / or obligations, and in this case, the assignee should have the borrower and / or bear certain of its contract as the party that should be enjoyed the same rights and / or obligations. Loans to borrowers who received a notice about the transfer of claims, under this contract to the assignee liability.

(5) Unless otherwise specified in this contract, the contract terms and expressions related to the annex of this contract has the same meaning.
(6) The title under this contract for convenience only read, not as the basis of the content under the heading.

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     This contract is made with the lender following the borrower dated May 6th of 2010 signed on, the borrower acknowledges that in signing this contract, all the terms of the two sides have carried out a detailed explanation and discussion, both parties to the contract There was no doubt that all the terms, the rights and obligations and responsibilities of the parties to limit or waive the legal meaning of the terms are accurate understanding.

Borrower (Official seal)
Responsible person or authorized agent (Official seal)

Lender (Official seal)
Legal representative or authorized agent (Official seal)